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                                                                Exhibit 23.1

                      Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-91255) of Beacon Capital Partners, Inc. and in the related Prospectus of our report dated January 20, 2000 with respect to the consolidated financial statements and schedule of Beacon Capital Partners, Inc. and of our report dated January 14, 2000 with respect to the consolidated financial statements and schedule of Beacon/PW Kendall LLC included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP


Boston, Massachusetts
March 27, 2000